Exhibit 99.1

One Technology Drive / P.O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605

Rogers Corporation Completes Acquisition of Arlon, LLC

Rogers, Connecticut, January 23, 2015: Rogers Corporation (NYSE: ROG) (“Rogers”), a global leader in engineered materials solutions, announced today that it has closed on the transaction to acquire Arlon, LLC, (“Arlon”) from Handy & Harman Ltd. (NASDAQ: HNH), previously announced on December 19, 2014, for approximately $157 million, subject to final net working capital and other adjustments.

Arlon is a leading global producer of high frequency circuit materials and engineered silicones that are a complementary strategic fit with Rogers’ Printed Circuit Materials and High Performance Foams business segments.

Bruce D. Hoechner, President and CEO commented: “We are very pleased to formally welcome Arlon’s employees to the Rogers team. This acquisition provides Rogers with unique growth and diversification opportunities for two of our strategic businesses and aligns well with both our long-term strategy to grow through selective acquisitions, as well as through organic growth. We are excited to begin our work with Arlon’s team to expand our solutions and better serve our customers around the world.”

Revenue and operating income for the Arlon segment of Handy & Harman Ltd. were $100.4 million and $16.7 million, respectively, for the trailing twelve months ended September 30, 2014 (compiled based on information reported by Handy & Harman Ltd. in Forms 10-K and 10-Q filed with the Securities and Exchange Commission). Rogers expects the transaction to be accretive to operating income in 2015, excluding the impact of purchase accounting and transaction costs.

A conference call to discuss the acquisition will be held today, Friday, January 23, 2015 at 10:00AM (Eastern Time).

A slide presentation will be made available prior to the start of the call. The slide presentation can be accessed under the investor relations sections of the Rogers Corporation website (www.rogerscorp.com/ir).

The Rogers participants in the conference call will be:

Bruce D. Hoechner, President and CEO

David Mathieson, Vice President Finance and CFO

Robert C. Daigle, Senior Vice President and CTO

A Q&A session will immediately follow management’s comments.

To participate in the conference call, please call:

1-800-574-8929 Toll-free in the United States

1-973-935-8524 Internationally

There is no passcode for the live teleconference.

For playback access, please call: 1-855-859-2056 or 1-404-537-3406 through 11:59PM (Eastern Time), Friday, January 30, 2015. The passcode for the audio replay is 65685726.

The call will also be webcast live in a listen-only mode. The webcast may be accessed through links available on the Rogers Corporation website at www.rogerscorp.com/ir. Replay of the archived webcast will be available on the Rogers website approximately two hours following the webcast.

About Rogers Corporation

Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable clean energy, internet connectivity, advanced transportation and other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, vehicle electrification and alternative energy; High Performance Foams for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Printed Circuit Materials for wireless infrastructure, automotive safety and radar systems. Headquartered in Connecticut (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide. For more information, visit www.rogerscorp.com.

Safe Harbor Statement

Certain statements in this press release, including without limitation those regarding the expected impact of the Arlon acquisition on the Company’s earnings and business growth, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “intends,” “believes,” “estimates,” “should,” “target,” “may,” “project,” “guidance,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results or performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such factors include, but are not limited to, changing business, economic, and political conditions both in the United States and in foreign countries, particularly in light of the uncertain outlook for global economic growth, particularly in several of our key markets; increasing competition; the risks related to any difficulties in integrating the Arlon or other acquired businesses into our operations and the possibility that anticipated benefits of the Arlon or other acquisitions and divestitures may not materialize as expected; delays or problems in completing planned operational enhancements to various facilities; our achieving less than anticipated benefits and/or incurring greater than anticipated costs relating to streamlining initiatives or that such initiatives may be delayed or not fully implemented due to operational, legal or other challenges; changes in product mix; the possibility that changes in technology or market requirements will reduce the demand for our products; the possibility of significant declines in our backlog; the possibility of breaches of our information technology infrastructure; the development and marketing of new products and manufacturing processes and the inherent risks associated with such efforts and the ability to identify and enter new markets; the outcome of current and future litigation; our ability to retain key personnel; our ability to adequately protect our proprietary rights; the possibility of adverse effects resulting from the expiration of issued patents; the possibility that we may be required to recognize impairment charges against goodwill and non-amortizable assets in the future; the possibility of increasing levels of excess and obsolete inventory; increases in our employee benefit costs could reduce our profitability; the possibility of work stoppages, union and work council campaigns, labor disputes and adverse effects related to changes in labor laws; the accuracy of our analysis of our potential asbestos-related exposure and insurance coverage; the fact that our stock price has historically been volatile and may not be indicative of future prices; changes in the availability and cost and quality of raw materials, labor, transportation and utilities; changes in environmental and other governmental regulation which could increase expenses and affect operating results; our ability to accurately predict reserve levels; our ability to obtain favorable credit terms with our customers and collect accounts receivable; our ability to service our debt; certain covenants in our debt documents could adversely restrict our financial and operating flexibility; fluctuations in foreign currency exchange rates; and changes in tax rates and exposure which may increase our tax liabilities. Such factors also apply to our joint ventures. We make no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statements, unless required by law. Additional information about certain factors that could cause actual results to differ from such forward-looking statements include, but are not limited to, those items described in our filings with the Securities and Exchange Commission ("SEC"), including those in Item 1A, Risk Factors, of the Company's Form 10-K for the year ended December 31, 2013 and subsequent SEC filings.

Please note that the reference above to revenue and operating income for the Arlon segment of Handy & Harman Ltd. is, as indicated, based solely on financial information reported in Handy & Harman Ltd.’s SEC filings which Rogers has not independently confirmed as accurate and complete or prepared in accordance with generally acceptable accounting principles, as to which Rogers disclaims any responsibility.

Investor Contact:

William J. Tryon, Director of Investor and Public Relations

Phone: 860-779-4037

FAX: 860-779-5509

Email: william.tryon@rogerscorp.com

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